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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                        Date of Report (date of earliest
                         event reported): July 26, 1998


                          CLARK-SCHWEBEL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      333-36491                 13-3883016
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(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


2200 South Murray Avenue, (P.O. Box 2627), Anderson, South Carolina     29622

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(Address of registrant's principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:              (864) 224-3506
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Item 5. Other Events.

Clark-Schwebel, Inc. announced on July 26, 1998, that Hexcel Corporation has entered into an agreement to acquire certain assets and operating liabilities of Clark-Schwebel for $453 million in cash from Stamford C-S Acquisition Corp. Hexcel will continue to operate the business as Clark-Schwebel Corporation.

Stamford C-S Acquisition Corp. will be acquiring Clark-Schwebel, Inc. in a merger. Stamford will retain $60 million of certain plant, property and equipment that will be leased to Hexcel under a long term capital lease. The transaction is expected to close in the third quarter.

A Press Release announcing the actions described above was issued by the Company July 26, 1998 and is attached hereto as Exhibit 99.1.


Clark-Schwebel, Inc. (the "Company") and its parent company Clark-Schwebel Holdings, Inc. ("Holdings") announced on July 28, 1998 that will be launching cash tender offers and consent solicitations for their notes and debentures in connection with the sale of the Company and Holdings announced on July 26, 1998.

A Press Release announcing the actions described above was issued by the Company on July 28, 1998 and is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  99.1     Press Release dated July 26, 1998, issued by the
                           Company.

                  99.2     Press Release dated July 28, 1998, issued by the
                           Company.



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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CLARK-SCHWEBEL HOLDINGS, INC.



                                       By:  /s/ Donald R. Burnette
                                            -----------------------------------
                                            Name:  Donald R. Burnette
                                            Title: Vice President and Chief
                                                   Financial Officer
Date: July 29, 1998